                                                           Exhibit 99.B-d(1)(iv)

                                    AMENDMENT
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                     ING LIFE INSURANCE AND ANNUITY COMPANY
                                       AND
                               ING PARTNERS, INC.

     AMENDMENT made as of this 1st day of December, 2004, to the Investment Advisory Agreement dated as of May 1, 2003, as amended (the "Agreement"), between ING Life Insurance and Annuity Company, an insurance corporation organized and existing under the laws of the State of Connecticut (the "Adviser"), and ING Partners, Inc., a corporation organized and existing under the laws of Maryland (the "Company"). In consideration of the mutual covenants contained herein, the parties agree to amend the Agreement as follows:

1. AMENDED SCHEDULE A to the Agreement is hereby deleted in its entirety and replaced with AMENDED SCHEDULE A attached hereto.

2. AMENDED SCHEDULE B to the Agreement is hereby deleted in its entirety and replaced with AMENDED SCHEDULE B attached hereto.


3. In all other respects, the Agreement is confirmed and remains in full force and effect.

4.   This Amendment shall become effective as of the date first written above.

     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this instrument to be executed by their duly authorized signatories the date and year first above written.

                                         ING LIFE INSURANCE AND ANNUITY COMPANY


                                         By:       /s/ Laurie M. Tillinghast
                                                   ----------------------------
                                                   Laurie M. Tillinghast
                                         Title:    Vice President


                                         ING PARTNERS, INC.


                                         By:       /s/ James M. Hennessy
                                                   ----------------------------
                                                   James M. Hennessy
                                         Title:    President

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                               AMENDED SCHEDULE A

                          SERIES OF ING PARTNERS, INC.

ING Aeltus Enhanced Index Portfolio
ING American Century Select Portfolio
ING American Century Small Cap Value Portfolio
ING Baron Small Cap Growth Portfolio
ING Fidelity(R) VIP Contrafund(R) Portfolio
ING Fidelity(R) VIP Equity Income Portfolio
ING Fidelity(R) VIP Growth Portfolio
ING Fidelity(R) VIP Mid Cap Portfolio
ING Goldman Sachs(R) Capital Growth Portfolio
ING Goldman Sachs(R) Core Equity Portfolio
ING JPMorgan Fleming International Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING LifeGoals 2015 Portfolio
ING LifeGoals 2025 Portfolio
ING LifeGoals 2035 Portfolio
ING LifeGoals 2045 Portfolio
ING LifeGoals Income Portfolio
ING MFS Capital Opportunities Portfolio
ING OpCap Balanced Value Portfolio
ING Oppenheimer Global Portfolio
ING Oppenheimer Strategic Income Portfolio
ING PIMCO Total Return Portfolio
ING Salomon Brothers Aggressive Growth Portfolio
ING Salomon Brothers Fundamental Value Portfolio
ING Salomon Brothers Investors Value Portfolio
ING Salomon Brothers Large Cap Growth Portfolio
ING T. Rowe Price Diversified Mid Cap Growth Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING UBS U.S. Large Cap Equity Portfolio
ING Van Kampen Comstock Portfolio
ING Van Kampen Equity and Income Portfolio

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                               AMENDED SCHEDULE B

                                  ADVISORY FEES

SERIES                                                              ADVISORY FEES
------                                                              -------------
                                                   (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING Aeltus Enhanced Index Portfolio                                    0.60%

ING American Century Select Portfolio                                  0.64%

ING American Century Small Cap Value Portfolio                         1.00%

ING Baron Small Cap Growth Portfolio                                   0.85%

ING Fidelity(R) VIP Contrafund(R) Portfolio            0.00% while Series invested in Master

                                                            0.58% for Standalone Series

ING Fidelity(R) VIP Equity Income Portfolio            0.00% while Series invested in Master

                                                            0.48% for Standalone Series

ING Fidelity(R) VIP Growth Portfolio                   0.00% while Series invested in Master

                                                            0.58% for Standalone Series

ING Fidelity(R) VIP Mid Cap Portfolio                  0.00% while Series invested in Master

                                                            0.58% for Standalone Series

ING Goldman Sachs(R) Capital Growth Portfolio                          0.85%

ING Goldman Sachs(R) Core Equity Portfolio                             0.70%

ING JPMorgan Fleming International Portfolio                           0.80%

ING JPMorgan Mid Cap Value Portfolio                                   0.75%

ING LifeGoals 2015 Portfolio                                           0.10%

ING LifeGoals 2025 Portfolio                                           0.10%

ING LifeGoals 2035 Portfolio                                           0.10%

ING LifeGoals 2045 Portfolio                                           0.10%

ING LifeGoals Income Portfolio                                         0.10%

ING MFS Capital Opportunities Portfolio                                0.65%

ING OpCap Balanced Value Portfolio                                     0.80%

ING Oppenheimer Global Portfolio                                       0.60%

ING Oppenheimer Strategic Income Portfolio                             0.50%

ING PIMCO Total Return Portfolio                                       0.50%

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

SERIES                                                              ADVISORY FEES
------                                                              -------------
                                                   (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING Salomon Brothers Aggressive Growth Portfolio        0.70% of the first $500 million of
                                                             average daily net assets;
                                                         0.65% on assets over $500 million

ING Salomon Brothers Fundamental Value Portfolio                       0.90%

ING Salomon Brothers Investors Value Portfolio                         0.80%

ING Salomon Brothers Large Cap Growth Portfolio                        0.64%

ING T. Rowe Price Diversified Mid Cap Growth
Portfolio                                                              0.64%

ING T. Rowe Price Growth Equity Portfolio                              0.60%

ING UBS U.S. Large Cap Equity Portfolio                 0.70% on the first $500 million of
                                                             average daily net assets;
                                                         0.65% on assets over $500 million

ING Van Kampen Comstock Portfolio                                      0.60%

ING Van Kampen Equity and Income Portfolio                             0.55%

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